Exhibit 99.1

Plug Power

Second Quarter Earnings Call

August 11, 2025

Presenters

Teal Hoyos, Vice President, Marketing and Communications

Andy Marsh, Chief Executive Officer

José Luis Crespo, Chief Revenue Officer

Paul Middleton - Chief Financial Officer

Sanjay Shrestha, President

Q&A Participants

Colin Rusch - Oppenheimer

Craig Irwin - Roth Capital Partners

Manav Gupta - UBS

David Acaro - Morgan Stanley

Eric Stine - Craig-Hallum

Dushyant Ailani - Jefferies

Sameer Joshi - H.C. Wainwright

Ameet Thakkar - BMO Capital Markets

Skye Landon - Rothschild & Co. Redburn Atlantic

Operator

Greetings and welcome to the Plug Power Second Quarter Earnings Conference Call and Webcast. At this time, all participants are in a listen-only mode. If anyone should require operator assistance, please press star-zero on your telephone keypad. A question and answer session will follow the formal presentation, and you may be placed into question queue at any time by pressing star-one on your telephone keypad. As a reminder, this conference is being recorded.

It's now my pleasure to turn the call over to your host, Teal Hoyos, Vice President, Marketing and Communications for Plug Power. Please go ahead, Teal.

Teal Hoyos

Thank you. Welcome to the 2025 second quarter earnings call. This call will include forward-looking statements. These forward-looking statements contain projections of our future results of operations or of our financial position or other forward-looking information. We intend these forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

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We believe that it is important to communicate our future expectations to investors. However, investors are cautioned not to unduly rely on forward-looking statements, and such statements should not be read or understood as a guarantee of future performance or results. Such statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those discussed as a result of various factors, including but not limited to risks and uncertainties discussed under Item 1A, Risk Factors, in our annual report on Form 10-K for the fiscal year ending December 31st, 2024, our quarterly report on Form 10-Q for the quarter ending March 31st, 2025, as well as other reports we file from time to time with the SEC.

These forward-looking statements speak only as of the day in which the statements are made, and we do not undertake or intend to update any forward-looking statements after this call or as a result of new information.

At this point, I would like to turn the call over to Plug's CEO, Andy Marsh.

Andy Marsh

Good afternoon and thank you for joining us. As we begin, I want to reaffirm the business priorities we set forth under Project Quantum Leap, priorities that continue to guide every decision we make.

Item one, drive gross margin improvements through operational efficiencies, cost reductions, and improved pricing discipline; two, streamline our operations by consolidating facilities, optimizing our manufacturing footprint, and accelerating productivity gains; three, strengthening the reliability and performance of our service business, combining unit level improvements with better pricing models; four, expand our hydrogen generation network while improving the cost structure of hydrogen supplies; five, advance our electrolyzer business by building a robust sales funnel and securing early-stage agreements ahead of customer's final investment decisions; and six, maintain strict cash discipline to bridge to positive EBITDAS in the fourth quarter of 2026.

This quarter marks another important step forward to delivering on these commitments, both operationally and financially. Our team continues to execute with discipline, and the results we're sharing today reflect meaningful progress towards the long-term goals we've outlined.

We closed the second quarter with $174 million in revenue, up 21% year-over-year, driven by strong demand across our GenDrive, GenFuel, and GenEco platforms. Electrolyzer sales more than tripled from a year ago, reaching roughly $45 million in the quarter, underscoring the growing role of GenEco as the preferred choice for industrial scale applications.

Gross margins improved dramatically, moving from negative 92% in Q2 of last year to negative 31% this quarter. The improvement is the result of deliberate action, better service execution, competitive hydrogen pricing, and product cost reductions. Service performance is being driven by a combination of unit level improvements and pricing adjustments, and we see a clear path for continual progress in the quarters ahead.

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Project Quantum Leap remains central to these gains as we streamline our operations, consolidate facilities, and drive efficiencies across the business. We remain on track for gross margin neutrality by Q4 with tangible steps in place to get there. Our hydrogen plants in Georgia and Louisiana are performing well, and a recently executed hydrogen supply agreement will deliver substantial and certain cost savings in the second half of the year.

Pricing adjustments, particularly in service, are adding resilience to our margin profile while maintaining strong customer relationships. On the sales front, we are on pace for approximately $700 million in revenue this year.

Looking further ahead, our electrolyzer pipeline is robust. Some additional deals are expected to close this year, while several major contracts are moving towards final investment decisions in 2026. We are act--also actively pursuing pre-FID agreements to secure value earlier in the process.

In material handling, we added new customer sites this quarter, and our refreshed value proposition is more compelling than ever. A little-known fact: we have already removed the equivalent of a medium-sized power plant from the grid as customers have transitioned to hydrogen.

Many applications today require significant electrical power, such as a large-scale refrigeration system, and our solution succeeds in either removing that demand from the grid entirely or time shifting it to periods when the grid is less stressed. This not only lowers operational costs from customers, but also enhances energy reliability and sustainability.

From a policy standpoint, recent congressional legislation has provided long-term clarity on the 45V production tax credit and the 48E investment tax credit. This is a meaningful tailwind that aligns perfectly with our strategy to expand hydrogen production and leverage tax credit monetization to improve capital efficiencies.

On the DOE loan, we continue to work constructively with the Loan Program Office to align with evolving priorities. We remain confident in our ability to begin construction on DOE supported projects before the end of the year, accelerating the expansion of our hydrogen generation network.

We've also maintained strong cash discipline in the quarter. Net cash in operating and investing activities declined over 40% year-over-year. We ended the quarter with over $140 million in cash, and have access to more than $300 million in additional debt capacity.

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Stepping back, Plug today is executing with focus, delivering measurable results, and building the foundation for a -- for profitable growth. Our product portfolio, from electrolyzers to fuel cells to our hydrogen network, position us as a leader in a hydrogen economy that is gaining real momentum. The work we're doing now isn't just about meeting quarterly targets. It's about ensuring Plug is the premier hydrogen solution provider for years to come.

I have with me Paul, Sanjay, and José, and we're now open to take questions.

Operator

Thank you. We'll now be conducting a question and answer session. If you'd like to be placed in the question queue, please press star-one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star-two if you'd like to remove your question from the queue. Once again, that's star-one to be placed into question queue.

Our first question is coming from Colin Rusch from Oppenheimer. Your line is now live.

Colin Rusch

Thanks so much, guys. Now, can you talk about the electrolyzer pipeline? You know, certainly there's been a lot of interest around green hydrogen, but I'm curious how quickly projects are moving forward and how those sales are moving through your pipeline and how we should think about that cadence going forward.

Andy Marsh

Colin, I'm going to let José take that question.

José Luis Crespo

Hi, Colin. Thank you for your question. So, we have a very strong funnel on the electrolyzer side, mainly driven by opportunities in regions like Europe. We discussed this in the last earnings call. We see some projects closing before the end of the year, and we are also seeing some projects going FID in 2026.

Andy mentioned that we're working with some of those projects to try to get agreements pre-FID to secure business and position ourselves better when these projects go FID in 2026. We're also working in many of these projects to set them up as, you know, revenue recognition over time, which is going to allow us also to accelerate a little bit when we see revenue after the booking.

So, again, a strong--very strong sales funnel. And we see some opportunities closing in 2025 and other opportunities going FID in 2026.

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Colin Rusch

Excellent. And then on the hydrogen production of your own facilities, where can you--or what can you tell us in terms of uptime yield, you know, how those are performing relative to, you know, design expectations and how much you're--how much leverage you're getting out of the--you know, that ramp in terms of helping close some of the other customers, whether it's on the material handling side, around security of supply, or around electrolyzers?

Andy Marsh

Yeah. So, let me take those questions probably in reverse order, Colin. Security of supply we feel really, really good about. As you know, that was a big problem in 2023, our ability to have hydrogen available. The network, with having 40 tons of Plug capacity available, it really has dramatically changed the availability questions and challenges we faced in previous years. And it is a continuing--it is important that we bring Texas online over the next two years to continue to make sure that there is a robust network.

From a performance point of view, when I look at Georgia, you know, what I'm really pleased with is that we can bring it up and bring it down when we like based on electricity prices. We have done a really, really good job at the operation in Georgia. And we're a year into Georgia and, you know, it's operating and performing, you know, as we request. And so, we're really, really pleased with Georgia.

Louisiana is just beginning to ramp. So far, the performance and the cost out of Louisiana, when we look at the relationship we have with Olin, is really our lowest cost site to support our business. So, we're quite honestly quite pleased with how both sites are performing, and expect both to improve during the coming quarters.

Colin Rusch

Thanks so much, guys.

Andy Marsh

Yeah. Thanks, Colin.

Operator

Thank you. The next question today is coming from Craig Irwin from Roth Capital Partners. Your line is now live.

Craig Irwin

Good evening, and thanks for taking my questions. So, Andy--.

Andy Marsh

--Hi, Craig--.

Craig Irwin

--I was--hey. I was hoping tonight we could discuss what's changed for you guys in the last couple weeks, right? It was a couple weeks ago we had the really nice surprise in the One Big Beautiful Bill, right? 45V, 48E, a lot longer life, and they're in healthy shape for a while, right?

Andy Marsh

Yes.

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Craig Irwin

Your customers would have been surprised too. I'm guessing maybe some of them lobbied for that, but most of your customers would have been surprised. Can you talk about the conversation with customers, how this has maybe shaped things or impacted plans over the last couple weeks?

Andy Marsh

Craig, I am going to turn that over to José since he talks to customers every day.

Craig Irwin

Perfect.

Andy Marsh

Want to give it a shot, José?

José Luis Crespo

Thank you. Thank you, Craig, and very good question. It is fairly recent, as you said. It's only a couple of weeks ago, but we have already had many conversations with customers. They are excited about it. It opens up, in the case of electrolyzers with BDC, a big opportunity for customers to, number one, have more time to take advantage of the BDC, and number two, make the business cases feasible.

So, lots of conversations early stage, but this has definitely reignited a lot of the conversations, obviously mainly in the U.S. As you know, we already discussed in the prior earnings calls the opportunities that we have in Europe, and those continue to be exciting and we continue talking to customers in Europe about opportunities for ELX.

In the case of ITC, the investment tax credit, which, as a reminder, you know, it will give our customers the opportunity to take advantage of 30% tax credit starting in January 2026. We are talking to many customers in the material handling business. We were already trying to make the business case for our customers stronger even without the ITC. So, now that we're adding the ITC, we see many of our customers quite excited about this. They see the business case even stronger than ever, and I believe that we're going to see a healthy growth in material handling in 2026 because of that.

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Craig Irwin

Excellent. Excellent. So, my second question's about inventory liquidation, right? This quarter you had another $35 million cash contribution from inventory. And with 45V, 48E, ITC, all these things starting to chip in your direction, and I guess Texas, you'll be making more progress on Texas pretty soon, can you talk about the contribution to cash flows from inventory this year? Is there anything we should specifically watch for or any large items that might move tranches bigger than, you know, $30, $50 million that could impact the cash flows?

Andy Marsh

Do you want to take that, Paul?

Paul Middleton

Sure. Hey, Craig, it's Paul. How you doing?

Craig Irwin

Hey.

Paul Middleton

Yeah, we're targeting at least another $100 million plus reduction in inventory this year. We obviously see it as a tremendous opportunity to leverage that working capital. You're starting to see it as the volumes start to pick up, you know, in the second quarter, and we'll pick up, you know, more in the context of what Andy shared for the full year guidance.

And, you know, we think we're pretty well-positioned with the inventory, largely the inventory we need to deliver a lot of that. So, we think that's very obtainable. And, you know, hopefully--and still leave some room, to be honest with you. We--from an operational standpoint, you know, even as we move into next year, we're still targeting to go even lower.

So, you know, I'd use that as a proxy for this year, plus or minus, and we see it as more opportunity as we go into next year.

Craig Irwin

Excellent. And then just another cash flow question, to slip it in before I hop back in the queue, you've done a good job bringing down the PPA cash over the last couple years. Do we continue with a similar tempo, you know, roughly $200 million a year, or is there any reason this could maybe accelerate or decelerate from there?

Paul Middleton

Yeah. When you look at the portfolio, because we're not--you know, you know we made a strategic shift where we're not offering that program. We--we're--customers are now buying direct, which is better for us from a cash standpoint, you know, so we're not adding to that portfolio. But it's scheduled to wind down, you know, over the three plus years, call it. So, that $200 million a year is a good proxy.

As we move into next year and you start getting past the five year amortization cycle, there are opportunities to potentially buy out of that early. And since it's net positive to us to do so in the context of what the corresponding obligations are, you know, it's something that we'll be pursuing aggressively. So, it'll be at least 200, and could be more.

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Craig Irwin

That's good to hear. Thanks again for taking my questions.

Andy Marsh

Thanks, Craig.

Operator

Thank you. Your next question today is coming from Manav Gupta from UBS. Your line is now live.

Manav Gupta

Good afternoon. My first question is to you about your confidence level in getting to breakeven gross margins by year-end, if you could talk about that.

Andy Marsh

Paul, you want to take a shot at that?

Paul Middleton

Sure. So I think, fortunately -- well, I'd say, through hard work, you're seeing progress on the margin front already. And when you look at the second half, a couple of things will continue. First of all, we've seen some of the benefits from Quantum Leap on the restructuring and things start to pay dividends in Q2, but you start to get full quarter benefits of those activities because it takes some time to wind out some of those actions.

Secondly, we announced the improvement in the cost pricing for the fuel contract. That really started July 1, and that will be a very meaningful amount every month. And so you're going to see tremendous leverage from that. The volume leverage that we get out of those incremental programs with increased sales will be certainly beneficial.

And the other thing that's really super impactful is the progress we're making on service. I'd say we think -- we're really pleased with how we're seeing the cost rates come down on service, which really serves two benefits. One, it's less cash outlay to service the units, and two, puts us in a position to really have new programs being issued at very profitable profiles. And so the combination of that activity really is going to continue to drive service, and we expect a real traction there.

So more things to come in terms of other commercial developments and opportunity to work with customers to optimize, but those are some of the key drivers that are going to help us drive to that margin profile positive.

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Manav Gupta

Thank you. That's all very encouraging. My quick follow up here is you kind of mentioned the benefits of ITC for material handling business. I'm coming at it from a different direction. Can the benefits of ITC be used by Plug to go after the backup power market where you could provide the fuel cells for more backup power and then us -- companies can get ITCs for it, if you could talk about the benefits of that.

Andy Marsh

First, Manav, I've been really very focused on keeping us on the ball really looking at markets that are real today for Plug. That's hydrogen generation, material handling and electrolyzers. We have done a rather large deployment, as you may know, in California, which is over 8 megawatts. I think it's probably the largest stationary hydrogen deployment so far, a deployment that can leverage the ITC.

I would just say that we will be very selective and thoughtful because we don't want anything to reduce the opportunity for us to achieve EBITDA breakeven in 2026 as well as, of course, near term gross margin breakeven. So there is an opportunity. Next year, we expect we will continue to grow our business.

I would say, when we look at near term opportunities that are not on the -- not as high profile, but we have been involved in a number of very interesting deals associated with energy transition projects where people are looking to leverage fuels using blue hydrogen and liquid fuels.

We have about 25% of our staff, especially a large percentage of folks who are in our liquefier business who have rather unique skill sets in those areas, which we have been actively pursuing. Ddon't be surprised if we close deals which are the size of -- gross margin positive and profitable deals which are the size of a large 100 megawatt electrolyzer project in the coming months. And I think that probably, when you start thinking about upside opportunities in the near term with low risk, which aligns with the present business climate, that's really where Plug has some side focus to build the industry.

Manav Gupta

Thank you.

Andy Marsh

Thank you. Good question.

Operator

Thank you. Next question is coming from David Acaro from Morgan Stanley. Your line is now live.

David Acaro

Oh, hey, thanks so much for taking my questions.

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Andy Marsh

Hi, David.

David Acaro

C you maybe give an update on what you're seeing in terms of tariff impacts on the business and your efforts to offset them? Where do those stand?

Andy Marsh

Yeah, let me take the first crack, Paul, and then I'll turn it over to you. And I think you have to kind of separate out the three businesses. Now our hydrogen generation business today has zero impact based on tariffs. The second business, our electrolyzer business, the impact is rather minimal. And you have to remember that we have a network of integrators around the world who, next to our stack, we will be procuring most materials locally for that business. And when we do an evaluation of the impact of tariffs for our electrolyzer business, it's really in the range of 2% to 3%.

Our tariffs for the material handling business are really dominated by China. Over the past -- if you went five years ago, the majority of our bill of material was Chinese based. Today, for the material handling business, it's under 15% and continues to decline. We can see the tariff impacts over 10% in our cost for material handling, which like most folks, we have to offset with price. That being said, I would say our competitors, especially when you think competitive technologies like material handling, have certainly -- material handling using lithium batteries certainly have a much larger overhang when it comes to tariffs.

So the impacts are important, but because of how we develop the supply chain for electrolyzers and the improvements we've made over the years, then move away from China based on the tariff profiles that started years ago has positioned us to mitigate a lot of those issues.

Paul, do you want to add?

Paul Middleton

Yeah, the only thing else I'd add is that this is one time where having a lot of that inventory has been helpful that it's allowed us to defer where there are some benefit -- impacts that, as we leverage that inventory base that we already had paid for and procured, it generates cash, but it also defers some of those tariff impacts, which gives us more time to do things like source in other locations that aren't subject to the tariffs. So it's -- that's actually been beneficial.

David Acaro

Got it. Yeah, that makes sense. That's helpful. And so it sounds like -- so this wouldn't throw you off from your gross margin target this year. And did I hear correctly it's more on the pricing side of things that you'd be able to offset that?

Andy Middleton

Yes. And, David, on the material handling side, it's really not problematic for either -- for electrolyzers or hydrogen production.

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David Acaro

Yeah, got it. And then would you be able to give an update on your plans for the Texas facility, and also what timing would be natural to consider bringing in a partner as you start to build that out?

Andy Marsh

So we're looking to commence construction by the end of this year for Texas. If you start thinking about Texas, we have lot of -- we have the power from our 310 megawatt deal with NextEra at very competitive electricity prices. We already have the water available at the site as we worked very closely with the local community in establishing the availability of water. We have the equipment for Texas. We're working very closely with the DOE. I had a -- I gotta tell you, we met with Greg Beard who heads the DOE loan program, and I walked away very, very impressed with his knowledge of the energy market and what we're looking to accomplish.

I think that we're looking at working with the DOE to finalize their support for Texas with the new Trump administration, which quite honestly has been very supportive of this project, and we're looking to -- good chance we'll look to bring a partner in this by mid fourth quarter.

David Acaro

Excellent.

Andy Marsh

That help, David?

David Acaro

Yes, perfect. Appreciate it.

Andy Marsh

Good. Okay.

Operator

Thank you. Next question today, he's coming from Eric Stine from Craig-Hallum. Your line is now live.

Eric Stine

Hi, everyone. Thanks for taking the questions.

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Andy Marsh

Hi, Eric. Hey.

Eric Stine

Hey. So just thinking about margin improvement in your goal at the end of -- or exiting the end of the year, can you just talk about how you kind of expect that to play out over the next two quarters? You mentioned the three areas - quantum leap, some of the steps there. Obviously, the hydrogen supply agreement is huge, and then the service side. I mean, do you expect this to be kind of a gradual from here to that level or potentially a bigger step up in improvement for Q4?

Paul Middleton

Yeah, I guess I'd qualify it as a gradual. We expect that, certainly in Q3, it's going to be sequentially better obviously than prior year, but certainly, sequentially better than last quarter -- second quarter, as well. And then we expect the real tipping point to hit in Q4.

Eric Stine

Got it. And--

Andy Marsh

--Eric, the equation's actually really simple. Paul, correct me if I'm wrong. We have to sell more, which drops because of covering fixed costs, drops the contribution margins north of 35%--

Eric Stine

--Yeah--

Andy Marsh

--When we sell more. We have to --the hydrogen improvements we will see. The supply agreements guarantees it; the performance of the plants are very important. And the third item is continual improvements with service which were -- I've always, Eric -- that's an area where I've always been cautious. But between the price increases we've seen as well as the improved performance of the units with our increased focus really puts us on a pathway that I think we all feel comfortable that gross margin neutrality is achievable and, quite honestly, very easy to understand as we operate the business every day.

Eric Stine

Got it. That is helpful and a good segue, I guess, to my second question, which would just be it looks like, unless I missed it, not guiding to specifics in terms of revenue for Q3, but safe to say that, with that gross margin kind of improvement between here and the end of the year, you expect sequential growth between here and the end of the year.

Andy Marsh

We expect that the second half -- and I've been real cautious just in case a program falls one way or another. We are real -- we're very confident about our revenue targets for the second half. As you know, in previous quarters, we've ran into some quarterly issues, and we want to avoid that, but we're feeling really good about the second half.

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Eric Stine

Okay. Thank you.

Andy Marsh

All right. Thanks, Eric.

Operator

Thank you. As a reminder, that's star, one to be placed into the question queue.

Our next question is coming from Dushyant Ailani from Jefferies. Your line is now live.

Dushyant Ailani

Hey, guys. Thanks for taking my question. My first one is just on the cash bond for the year. I know that you guys have talked about inventory unwinding and some of the tailwinds, but like how do you think about just the need for cash? Do you think you'll have to tap into the credit facility or the ATM, or are we good there?

Paul Middleton

Yeah, let me just for context -- the first half was down over 40% from prior year, and we knew that it would be the heavier part of the year, given that the volume's bigger in the second half, as Andy alluded to, as well as the progression of the quantum leap savings. And so I'm actually very -- I feel very good about our posture as we go into the second half. You're going to see not just reductions year over year, but you're going to see -- we expect meaningful reduction in the burn rate from the first half, and that puts us in a good position when you look at us ending with $140 million in cash plus another $100 million of the restricted cash getting released in the second half. And we do have the credit facility available to us to help fund the business, as well. And then we have additional initiatives that we're looking at in terms of monetizing assets and doing things.

So we've been doing a real good job the first half of the year, and we expect that that will continue in the second half. And the combination of our cash and the credit facility and other means at our disposal, we feel like we're in a really good position.

Dushyant Ailani

Got it. Thank you. And then my second one is on with the 48e kind of coming back starting 2026, are you hearing any of your customers kind of delay or push out any orders so that they can take advantage of that ITC in '26 or not really?

Andy Marsh

Do you want to talk about that, Paul, because it's really a question of when it's commissioned?

Paul Middleton

Yeah. We've been a part of billions of dollars of programs over my tenure here, and so I've learned more about ITC and qualification than I ever thought I would. So what we're working with customers on is, there's a lot of customers that like to mobilize early and get it going and get ready for success and be ahead of it. And so a lot of them are investing, and procuring equipment in the latter part of this year for early first quarter deployments. And the ITC really counts when you commission the equipment. So it actually enabled that process enables them to procure – in many cases, procure the equipment early, which we get revenue when we ship the equipment, so that's beneficial to us as well.

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So that's how that a lot of them are playing it through the next three, six months, given all their plans over that duration of when their timing to turn things on. And it works really well for the customers anyway, because they like to really turn stuff on after they get past the busy periods. And so they'll make a lot of investments towards the end of the year, with the ideas of either turning it in, typically over Christmas or the first part of the year anyway. So that timing actually works well for everybody, in addition to taking advantage of the ITC and enable us to get the revenue for some of those programs in the back half.

Dushyant Ailani

Got it. Thank you.

Operator

Thank you. The next question is coming from Sameer Joshi from H.C. Wainwright. Your line is now live.

Sameer Joshi

Hey, good afternoon. Thanks for taking my questions. Congrats on the good progress on the gross margin. My first question is just about that. It seems your equipment revenues sort of are flat, or rather have increased, but the gross margin has not increased as much. I know your service is driving the gross margin improvement, but should we expect any improvement in the equipment costs?

Andy Marsh

Do you want to take that, Paul? Hey. Hello, Sameer. Go ahead, Paul.

Sameer Joshi

Hey.

Paul Middleton

Hey, Sameer. How are you? Yeah, the short answer is yes. And when you look at the improvement, service is certainly contributing, but as a percentage of revenue, PPA and fuel and other things are contributing too, given the price hikes and the things that we're doing. But as Andy alluded to in the guidance, you can kind of impute what that means for volumes and sales in the second half. And so growth helps a lot in leveraging the overhead and fixed costs on equipment. And then I would also add that a lot of the cost reductions in Quantum Leap, as we've kind of talked about, you start seeing some of those benefits in Q2, but you'll see more full quarter benefits in the third and fourth quarter now that those programs have been deployed and committed to.

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So as an example, some of the rooftop consolidations that we've been doing. We may have completed those programs recently, but you don't have full quarters yet of those benefits. So those things will start to compound. Mix helps a lot as we move into the second half, and we're constantly looking at ways to continue reducing the cost of that equipment. So volume, supply chain leverage, Quantum Leap benefits all those things will drive, absolutely will drive margin enhancement on equipment in the second half.

Sameer Joshi

Understood. Thanks for that. And then just stepping back and looking at your future customers, you have mentioned renewable diesel and SAF. Are you engaging with those players? What is the activity on your side, on that front?

Andy Marsh

So when you look at activities there, there is equipment that is used in a -- and let me take a take a shot at a, call it a blue hydrogen plant. There are skills that we have for our liquefier business specifically that are transferable, as well as they have worked in those areas before, which we can leverage for some rather large deployments which can be revenue positive for us and gross margin positive for us, Sameer. So there are things like hydro treaters and other capabilities which we have embedded in the business that it makes a great deal of sense for us to provide support for blue hydrogen projects, since it's an area of expertise for us.

Sameer Joshi

Got it. Thanks for that. Thanks for taking my questions.

Operator

Thank you. The next question is coming in from Ameet Thakkar from BMO Capital Markets. Your line is now live.

Ameet Thakkar

Hey. Good evening. Thanks for taking my questions.

Andy Marsh

Good evening.

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Ameet Thakkar

Thank you. On the $300 million of kind of the credit facilities that's still available to you, my understanding is that that's kind of structured in kind of two tranches for the remaining balance. For the second tranche, is there any sort of, kind of, I guess, requirement for you to have authorization to increase your share count?

Paul Middleton

There's no requirement to decrease our share count.

Andy Marsh

Increase our share count.

Paul Middleton

Oh, increase share count. Sorry. No --

Andy Marsh

As far as the [inaudible] deal [ph].

Paul Middleton

Yeah, I'm sorry. I misunderstood your question. No, there's no -- there was a triggering effect on amortization if and when we decided to put actions in place, but there's no requirement in order for us to access the additional committed portion of it.

Ameet Thakkar

OK. And so you could access the full $105 million under that tranche, like tomorrow, if you wanted to?

Paul Middleton

The $105 million is available to us as part of the agreement. If and when it made sense and prudent that we wanted to access it, it is available to us.

Ameet Thakkar

Great. And then the $80 million in restructuring charges for, I guess, to become on the restructuring efforts, was any of that accounted for in your cogs, and which may have kind of, I guess, kind of artificially, kind of depressed your gross margins for the quarter?

Paul Middleton

Well, our gross margins were a big improvement sequentially and year-over-year. But no, they show up in restructuring and other line items in our P&L. So it wasn't showing up in cogs. What I would tell you is those actions are part of a broader cadre of actions that we're taking that collectively are continuing to drive gross margin improvements. And so you'll see sequential benefits in the third quarter and in the fourth quarter and onward because of that, a lot of those actions that stem some of those charges.

Ameet Thakkar

Great. Thanks. I'll pass it along.

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Operator

Thank you. The next question is coming from Skye Landon from Rothschild & Co Redburn. Your line is now live.

Skye Landon

Hey. Thanks, guys. Just coming back to the electrolyzer division, and specifically the European electrolyzer projects, which are just closed in 2025, 2026, I was just wondering if you could maybe elaborate on what needs to happen for these projects to actually take FID. I mean, is it the release of subsidies? Do they need funding confirmation, off-day contracts, grid connections? I think it would be useful to sort of dig into what needs to happen to those to actually kind of go ahead. Thanks.

Andy Marsh

José, do you want to take that?

José Luis Crespo

Yeah, absolutely. Hi, guys. Thank you so much for the question. So in general, for an electrolyzer project to happen, you need a certain number of things to take place. And you mentioned some of them. One of them is, you got to have the power. You got have the land; you got to have the water. You got to have the funding. And that comes from government funding, and also, investments. And then finally, and very importantly, you got to have the off takers, right? So we have projects that are in different stages. And obviously, the projects that we're talking about, that we're thinking that are going to go FID next year is because they are closer to those type of things, and we believe they can achieve those parameters next year.

And then we have a few projects, a couple of them, for example, in the UK, that we know they have all of that. They have the land, they have the power, they have off takers, and they have funding from [inaudible]. And we believe that, and we've been told that their FID is happening at the end of Q3 or Q4. So each project is its own, but each project needs to hit all those parameters to happen. So it's different in every project, but all of them need to get those items checked to go FID.

Skye Landon

Great. Thank you.

Andy Marsh

José, you want to talk about Spain too?

José Luis Crespo

Any project specifically, Andy, or in general?

Andy Marsh

In general.

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José Luis Crespo

OK. So the Spanish market is a market where we're seeing a lot of activity. It's a market that the government is helping and putting a lot of effort within the market to push some of these projects ahead. And it's also a market where you're going to see several projects coming online based on off take agreements and off take requirements in that market. We have several gigawatts of projects that we have quoted in the Spanish market. And we expect that some of those are going to come to FID in 2026, and we're going to see some business in the Spanish market.

As you know, we already have in that market, pretty large project with BP in Castellon, is a 25 megawatt project. And also in the Iberian Peninsula, not necessarily in Spain, but also in the Iberian Peninsula in Portugal. We have another project for 100 megawatts with [inaudible]. So those projects are anchored projects, and we are seeing a lot of traction in those markets for ELX projects, and many of them meeting the criteria that I mentioned before.

Skye Landon

Great. Thanks.

Operator

Thank you. We reached out of our question intercession. I'd turn the floor back over to Andy for any further or closing comments.

Andy Marsh

Well, thank you for joining the call today. We're focused on continuous progress in our gross margin for revenue generation, as well as for continuing to improve the business for the future. So I really appreciate everyone taking the time today and look forward to talking to many of you throughout the quarter. Bye, now.

Operator

Thank you. That does conclude today's teleconference and webcast. You may disconnect your line at this time and have a wonderful day. We thank you for your participation today.

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